UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 17, 2015
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600
Dallas, TX 75225
(Address of principal executive offices)

(214) 981-0700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 9, 2015, Matthew S. Ramsey, a director and member of the audit committee (the “Audit Committee”) of the Board of Directors (the “Board”) of LE GP, LLC, the general partner of Energy Transfer Equity, L.P. (the “Partnership”), was appointed as President and Chief Operating Officer of Energy Transfer Partners, L.L.C., the general partner of Energy Transfer Partners GP, L.P., which is the general partner of Energy Transfer Partners, L.P. (“ETP”) (the “Appointment”). ETP is an affiliate of the Partnership. As a result of the Appointment, Mr. Ramsey is no longer “independent” for purposes of Section 10A-3 of, and Rule 10A-3 under, the Securities Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual.  As a result of Mr. Ramsey’s non-independent status, the Partnership is temporarily deficient as to the requirement of Section 303A.07(a) of the NYSE Listed Company Manual that audit committees be comprised of at least three independent directors. On November 15, 2015, the Partnership filed an interim affirmation with the NYSE notifying the NYSE with respect to this deficiency and on November 17, 2015, the Partnership received an official notice from the NYSE with respect to the deficiency. The Partnership expects to remedy this deficiency by identifying a replacement for Mr. Ramsey on the Audit Committee on or before November 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.
	By:	LE GP, LLC, its general partner

Date: November 23, 2015	By:	/s/ John W. McReynolds
John W. McReynolds
President